Exhibit 10.1




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                                EIGHTH AMENDMENT
                             TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

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     Eighth  Amendment  dated  as of June  30,  1998  to  Amended  and  Restated
Revolving  Credit  Agreement  (the  "Eighth  Amendment"),   by  and  among  AVID
TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), BANKBOSTON, N.A. (formerly known as The First National Bank of Boston) and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the "Banks") and BANKBOSTON, N.A., as agent for the Banks (in such capacity, the "Agent"), amending certain provisions of the Amended and Restated Revolving Credit Agreement dated as of June 30, 1995 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

      WHEREAS, the Borrower, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Eighth Amendment;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      ss.1. Amendment to ss.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by amending the definition of "Maturity Date" by deleting the date "June 30, 1998" which appears in such definition and substituting in place thereof the date "June 29, 1999".

      ss.2.   Amendment to ss.7 of the Credit Agreement.  Section 7.5.1 of the
Credit Agreement is hereby amended by deleting the text of ss.7.5.1 in its entirety and restating it as follows:

            7.5.1. Mergers and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or stock acquisition (other than the acquisition of Assets in the ordinary course of business consistent with past practices) except (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, with the Borrower being the surviving entity; (b) the merger or consolidation of two or more Subsidiaries of the Borrower; (c) other acquisitions (other than the SoftImage Acquisition (as hereinafter defined)) where (i) the aggregate total consideration of all such acquisitions does not exceed, in the aggregate, $10,000,000 in cash payments and $25,000,000 in stock consideration; (ii) no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto; (iii) the Borrower has provided the Agent with prior written notice of such acquisition; and (iv) the acquired entity is in the same or a similar line of business as the Borrower; and (d) the acquisition by the Borrower of the SoftImage unit of Microsoft Corp. (the "SoftImage Acquisition") provided (i) the Borrower has complied with the provisions of ss.7.5.1(c)(ii) - (iv) above; (ii) the Borrower has demonstrated to the satisfaction of the Agent pro forma compliance with the financial covenants contained in ss.8 hereof both prior to and after giving effect to the SoftImage Acquisition; (iii) the aggregate purchase price does not exceed $300,000,000, of which (1) not more than $89,000,000 shall be paid in cash; (2) not more than $10,000,000 shall be evidenced by a note or other form of Indebtedness of the Borrower to Microsoft, Inc.;
      (3) not more than $100,000,000 of the purchase price shall be paid with the stock of the Borrower valued at such amount; (4) not more than $40,000,000 of the purchase price shall be evidenced by a warrant issued to Microsoft, Inc. to purchase stock of the Borrower valued at such amount; and (5) not more than $85,000,000 of the purchase price shall consist of stock options valued at such amount issued to employees; and
      (iv) the terms of such acquisition are otherwise acceptable to the Agent. For the avoidance of doubt, the execution by the Borrower prior to the consummation of the SoftImage Acquisition of a letter of intent or similar agreement to effect the SoftImage Acquisition shall not constitute a Default or Event of Default hereunder, provided, the Borrower shall be in compliance with this ss.7.5.1(d) at the time such acquisition is consummated. In the event any new Subsidiary is formed as a result of an acquisition permitted hereunder, the Borrower will, immediately after giving effect to such acquisition, provide the Agent with a revised
      Schedule 5.18.

      ss.3.   Conditions to Effectiveness.  This Eighth Amendment shall not become effective until the Agent receives a counterpart of this Eighth Amendment executed by the Borrower, the Banks and the Agent.

      ss.4. Representations and Warranties. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in ss.5 of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Eighth Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower.

      ss.5. Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Eighth Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

      ss.6.   No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

      ss.7.   Counterparts.  This Eighth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

      ss.8.   Governing Law.  THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).



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      IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment as a document under seal as of the date first above written.

                                    AVID TECHNOLOGY, INC.



                                    By:/s/ William L. Flaherty
                                       -------------------------
                                    Title:Senior Vice President of Finance,
                                          Chief Financial Officer and Treasurer


                                    BANKBOSTON, N.A.,
                                       individually and as Agent



                                    By:/s/ John B. Desmond
                                       --------------------------
                                    Title: Vice President



                                    ABN AMRO BANK N.V.


                                    By:/s/ Bruce Swords
                                       --------------------------
                                    Title: Vice President

                                    By:/s/ David Carroll
                                       --------------------------
                                    Title: Vice President